UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  May 21, 2007

Date of earliest event reported:  May 18, 2007

NORTHWEST AIRLINES CORPORATION

(Debtor-in-Possession)

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On September 14, 2005 (the “Petition Date”), Northwest Airlines Corporation (“NWA Corp.”) and certain of its affiliates (collectively, “Northwest” or the “Debtors”)(1) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The Bankruptcy Court is jointly administering these cases as “In re Northwest Airlines Corp., et al., Case No. 05-17930 (ALG).”  Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  As required by the Bankruptcy Code, on September 30, 2005, the United States Trustee for the Southern District of New York appointed an official committee of unsecured creditors.  On April 11, 2007, the Bankruptcy Court appointed Richard Nevins as examiner for the limited purposes as set forth in the Bankruptcy Court’s Order dated March 30, 2007.  No trustee has been appointed.

On March 30, 2007, by the Order (I) (A) Approving Disclosure Statement; (B) Establishing Solicitation Procedures; (C) Fixing Distribution Record Date; and (II) (A) Establishing Procedures for Participation in Rights Offering; and (B) Approving Subscription Form (Docket No. 5736), the Bankruptcy Court approved the adequacy of the information provided in the Disclosure Statement for Debtors’ First Amended Joint and Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”).

On May 18, 2007, the Bankruptcy Court entered an order (Docket No. 6944) (the “Confirmation Order”) approving and confirming the Debtors’ First Amended Joint and Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”).  The effective date of the Plan is anticipated to be on or about May 31, 2007 (the “Effective Date”).  However, the Debtors can make no assurance as to when, or ultimately if, the Plan will become effective.  It is also possible that additional technical amendments could be made to the Plan prior to effectiveness.  A copy of the Plan, as confirmed, is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.  Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.

The following is a summary of the material terms of the Plan.  This summary highlights only certain provisions of the Plan and is not a complete description of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan.

A.                                    Plan of Reorganization

The Plan is a separate plan for the estate of each of NWA Fuel Services Corporation, Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest

(1)  In addition to NWA Corp., the Debtors consist of: NWA Fuel Services Corporation (“NFS”), Northwest Airlines Holdings Corporation (“Holdings”), NWA Inc. (“NWA Inc.”), Northwest Aerospace Training Corp. (“NATCO”), Northwest Airlines, Inc. (“Northwest Airlines”), MLT Inc. (“MLT”), Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. (“Compass”), NWA Retail Sales Inc. (“NWA Retail”), Montana Enterprises, Inc. (“Montana”), NW Red Baron LLC (“Red Baron”), Aircraft Foreign Sales, Inc. (“Foreign Sales”) NWA Worldclub, Inc. (“WorldClub”) and NWA Aircraft Finance, Inc. (“Aircraft Finance”).

Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc. (the “Non-Consolidated Debtors”) and a consolidated plan for estates of Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc. and Northwest Airlines, Inc. (the “Consolidated Debtors”).

Under the Plan, Allowed administrative, priority and secured claims are unimpaired and will be satisfied in full.  Holders of General Unsecured Claims are impaired under the Plan and are entitled to vote.  Under the Plan, holders of Allowed General Unsecured Claims against any of the Debtors other than Northwest Airlines, Inc., NWA Corp., Northwest Airlines Holdings Corporation, and NWA Inc. (the “Consolidated Debtors”) will receive payment in full, in Cash, without interest.  Holders of Allowed General Unsecured Claims against the Consolidated Debtors of $20,000 or less, or who elect to reduce their Allowed General Unsecured Claims to $20,000, will also receive payment in full, in Cash, without interest.  Holders of all other Allowed General Unsecured Claims against the Consolidated Debtors will receive shares of New Common Stock of NWA Corp. in exchange for their Claims, and Eligible Holders were entitled to subscribe for additional shares of New Common Stock of NWA Corp. pursuant to the underwritten Rights Offering.

The substantive consolidation of the Consolidated Debtors will eliminate claims based on a guaranty of a Consolidated Debtor of the primary obligation of another Consolidated Debtor.(2)  However, holders of Allowed General Unsecured Claims against one of the Consolidated Debtors who also hold a guaranty from another Consolidated Debtor will be entitled to receive additional shares of New Common Stock of NWA Corp. as compensation for the impact of the consolidation.

Based on the current estimates of the Reorganized Debtors’ value, and the current estimates of General Unsecured Claims that will ultimately be Allowed, holders of Allowed General Unsecured Claims will receive New Common Stock having a value between 68% and 85% of their Allowed Claims, with a midpoint estimate of 76%.  Holders of Allowed General Unsecured Claims who also have a guaranty from a Consolidated Debtor will receive additional shares of New Common Stock having a value between 6% and 8% of their guaranty, with a midpoint estimate at 7%, bringing the estimated overall recovery for such holders to 74%-92%, with a midpoint estimate of 83%.  Shareholders of NWA Corp. will receive no distributions under the Plan and their outstanding stock will be cancelled.

If the Plan is consummated, on the Effective Date or as reasonably practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan.

B.                                    Treatment of Claims and Interests

1.                                      Administrative Claims and Priority Tax Claims

Under the Plan, Allowed Administrative Expense Claims will be paid in full, in Cash, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense

(2)  On May 9, 2007, the Bankruptcy Court granted the Debtors’ motion to substantively consolidate the Consolidated Debtors.

Claim becomes an Allowed Administrative Expense Claim.  Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, the Debtors, in their sole discretion, may choose whether Allowed Priority Tax Claims will be paid in cash either: (1) in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest from the Effective Date at a fixed annual rate equal to five percent (5%) over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim; or (2) in full on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.  The Debtors also reserve the right to prepay, without penalty, at any time under option (1) above.

2.                                      Other Claims and Interests

The following table explains the division of the Claims against and Equity Interests in the Consolidated Debtors and each of the Non-Consolidated Debtors into Classes and summarizes the treatment for each Class.  The table also identifies which Classes are entitled to vote on the Plan, based on rules set forth in the Bankruptcy Code.  Finally, the table indicates an estimated recovery for each Class.  The chart is not a complete description of any Class of Claims or Equity Interests.  For a more detailed discussion of the treatment of Claims and Equity Interests against the Debtors, see Section 4 of the Plan.

Summary of Classification and Treatment of Claims and Interests in the Debtors

Class	Description	Treatment Under Plan	Estimated Recovery
	Administrative Expense Claims	Payment in full (or as otherwise agreed).	100%
	Compensation of Professionals Claims	Payment in full (or as otherwise agreed).	100%
	Priority Tax Claims	Payment in full on the Effective Date or over six years from the date of assessment of the tax with interest or payment as otherwise agreed.	100%
	DIP Claims	Payment in full/conversion to Exit Facility.	100%
1A (Consolidated Debtors) 2A (NWA Fuel Services Corporation) 3A (Northwest Aerospace Training Corporation) 4A (MLT Inc.) 5A (Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc.) 6A (NWA Retail Sales Inc.) 7A (Montana Enterprises, Inc.) 8A (NW Red Baron LLC) 9A (Aircraft Foreign Sales, Inc.) 10A (NWA Worldclub, Inc.) 11A (NWA Aircraft Finance, Inc.)	Priority Non-Tax Claims	Payment in full.	100%

Class	Description	Treatment Under Plan	Estimated Recovery
1B-1 (Consolidated Debtors)	1110(a) Aircraft Secured Claims	The maturity will be reinstated as such maturity existed before default and paid in accordance with the terms of the applicable loan agreements. Claimants will retain security interests and are unimpaired by the Plan.	100%
1B-2 (Consolidated Debtors)	Restructured Aircraft Secured Claims	The Claims in this Class will be treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement and are unimpaired by the Plan.	100%
1B-3 (Consolidated Debtors)	N301US and N303US Aircraft Secured Claims	The maturity of Claims will be reinstated as such maturity existed before default, the Debtors will cure such default and pay the balance of the Claims in accordance with the terms of the applicable loan agreements. Claimants will retain security interests and are unimpaired by the Plan.	100%
1C (Consolidated Debtors) 3B (Northwest Aerospace Training Corporation)	Other Secured Claims	The treatment of each Other Secured Claim is set forth in Schedule 4.5 attached to the Plan.	100%
1D (Consolidated Debtors)	General Unsecured Claims Consolidated Debtors

(i) Pro Rata share of New Common Stock For Distribution to Creditors and (ii), if the Eligible Holder elected to participate in the Rights Offering, the right to purchase its Rights Offering Pro Rata Share of the New Common Stock For Distribution Pursuant to Rights Offering. In addition, each holder who also holds a guaranty from one or more Consolidated Debtors with respect to its claim will receive, as compensation for the impact of the substantive consolidation its share of the New Common Stock For Distribution to Creditors With a Guaranty.

			68% -85% midpoint estimate of 76%
2B (NWA Fuel Services Corporation) 3C (Northwest Aerospace Training Corporation) 4B (MLT Inc.) 5B (Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc.) 6B (NWA Retail Sales Inc.) 7B (Montana Enterprises, Inc.) 8B (NW Red Baron LLC) 9B (Aircraft Foreign Sales, Inc.) 10B (NWA Worldclub, Inc.) 11B (NWA Aircraft Finance, Inc.)	General Unsecured Claims Non-Consolidated Debtors	Full payment in Cash.	100%

Class	Description	Treatment Under Plan	Estimated Recovery
1E (Consolidated Debtors)	Convenience Class Claims	Full payment in Cash.	100%
1F (Consolidated Debtors) 2C (NWA Fuel Services Corporation) 3D (Northwest Aerospace Training Corporation) 4C (MLT Inc.) 6C (NWA Retail Sales Inc.) 9C (Aircraft Foreign Sales, Inc. 11C (NWA Aircraft Finance, Inc.)	Intercompany Claims	$1.00	N/A

1G
(Consolidated Debtors)
2D
(NWA Fuel Services Corporation)
3E
(Northwest Aerospace Training Corporation)
4D
(MLT Inc.)
5C
(Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc.)
6D
(NWA Retail Sales Inc.)
7C
(Montana Enterprises, Inc.)
8C
(NW Red Baron LLC)
9D
(Aircraft Foreign Sales, Inc.) 10C
(NWA Worldclub, Inc.)
11D
(NWA Aircraft Finance, Inc.)

	Equity Interests in Debtors Other than NWA Corp.	Unimpaired.	N/A
1H (Consolidated Debtors)	Preferred Stock Interests in NWA Corp.	Cancellation of Equity Interests and no distribution.	0%
1I (Consolidated Debtors)	Common Stock Interests in NWA Corp.	Cancellation of Equity Interests and no distribution.	0%

3.                                      Treatment of Intercompany Claims

Each holder of an Intercompany Claim will receive, in full settlement, satisfaction, release and discharge of each Claim, $1.00 on the Effective Date, or as soon as reasonably practicable thereafter.

4.                                      Compliance with Laws and Effects on Distributions

In connection with the consummation of the Plan, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by federal, state, local or foreign taxing authorities, and all distributions under the Plan, whether in Cash, New Common Stock or other property, will be subject to applicable withholding and reporting requirements.

Reorganized NWA Corp. may be required to withhold and sell on behalf of such holder an amount of New Common Stock sufficient to satisfy the withholding requirements, unless a holder makes other arrangements (such as remitting to Reorganized NWA Corp. directly the amount of such taxes owed).

Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 28%).  Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) fails to properly report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is a United States person that is not subject to backup withholding.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is supplied to the IRS.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds, or transfers that the IRS has designated as “listed transactions” or “transfers of interest.”  Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

C.                                    Executory Contracts and Unexpired Leases

1.                                      Assumption of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, all executory contracts and unexpired leases to which any of the Debtors are parties will be deemed assumed on the Effective Date except for an executory contract or unexpired lease that (i) has already been assumed or rejected pursuant to Final Order of the Bankruptcy Court; (ii) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, to be filed in a plan supplement by three business days prior to the Voting Deadline, subject to the Debtors’ right to amend such Schedule at any time prior to the Confirmation Date; (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date; or (iv) is an option or warrant to purchase common stock of any of the Debtors or right to convert any Equity Interest into common stock of any of the Debtors or to the extent such option, warrant, or conversion right is determined not to be an Equity Interest.

2.                                      Schedules of Executory Contracts and Unexpired Leases

On May 2, 2007, the Debtors filed a Schedule of Rejected Contracts and Leases and thereafter, on May 17, 2007, the Debtors filed an amended Schedule of Rejected Contracts and Leases.  If an entity with a Claim for damages arising from the rejection of an executory contract or unexpired lease that is rejected pursuant to the Plan has not timely filed a proof of claim for such damages, that Claim will be barred and will not be enforceable against the Debtors unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the first business day that is at least thirty (30) calendar days after the entry of any order approving the rejection of the executory contract.  If such a claim is not filed, or is not heretofore evidenced by a filed proof of claim, such claim shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors or assigns.

3.                                      Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order by the Bankruptcy Court constituted, subject to the occurrence of the Effective Date, approval of the rejections, retentions and assumptions contemplated by the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease that is assumed pursuant to the Plan will vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Effective Date, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.

Generally, if there has been a default (other than a default specified in section 365(b)(2) of the Bankruptcy Code) under an executory contract or unexpired lease, the debtor can assume the contract or lease only if the debtor cures the default.  Accordingly, a condition to the assumption of an executory contract or unexpired lease is that any default under an executory contract or unexpired lease that is to be assumed will be cured in a manner consistent with the Bankruptcy Code as set forth below.  Except to the extent that different treatment was agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Plan, the Debtors agreed in the Plan to, within thirty days after the Confirmation Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed.  The parties to such executory contracts or unexpired leases to be assumed by the Debtor will have fifteen days from service to object to the cure amounts listed by the Debtors.  If there are any objections filed, and not otherwise resolved, the Bankruptcy Court will hold a hearing.

D.                                    New Capital Stock Issuable on Effective Date

Reorganized NWA Corp. will issue 278,082,778 shares of New Common Stock on the Effective Date pursuant to the Plan.  Of the total New Common Stock issued pursuant to the Plan, 225,788,536 shares of New Common Stock will be issued to holders of Allowed General Unsecured Claims against the Consolidated Debtors, 8,622,772, shares of New Common Stock will be issued to holders of Allowed General Unsecured Claims against the Consolidated Debtors who also hold a guaranty from a Consolidated Debtor, and 23,611,111 shares of New Common Stock will be sold pursuant to the Rights Offering.  The Rights Offering Sponsor will purchase directly 4,166,667 shares of New Common Stock.  In addition, 15,893,692 shares will be reserved for issuance under the Management Equity Plan.  After the issuances pursuant to the Plan and the issuances and reservation for awards made under the Management Equity Plan, approximately 123,000,000 shares of New Common Stock will be authorized but unissued.

E.                                      Rights Offering

Pursuant to the Rights Offering, each Eligible Holder of an Allowed Class 1D Claim as of the Subscription Rights Record Date and any holder of a Class 1D Claim which subsequently became an Eligible Holder pursuant to the Solicitation Procedures Motion was offered Subscription Rights to purchase up to its Rights Offering Pro Rata Share of 23,611,111 shares of New Common Stock for Distribution Pursuant to Rights Offering at the Subscription Purchase Price of $27.00 per Share.  The closing date of the Rights Offering shall be the Effective Date of the Plan.

Because all the New Common Stock reserved for the Rights Offering was not purchased by creditors with Subscription Rights or by creditors who have exercised their oversubscription rights, the Rights Offering Sponsor will purchase on the closing date of the Rights Offering, for the Subscription Purchase Price per share, a number of shares of New Common Stock equal to the number of shares of New Common Stock for Distribution Pursuant to Rights Offering minus the number of shares of New Common Stock for Distribution Pursuant to Rights Offering subscribed for on or before the Rights Offering Expiration Date, including shares subscribed for pursuant to oversubscription rights.

In addition to its purchase of the shares not subscribed for in the Rights Offering, the Rights Offering Sponsor will purchase on the closing date of the Rights Offering, for the Subscription Purchase Price per share, 4,166,667 additional shares of New Common Stock.

F.                                      Cancellation of Stock and Related Obligations

Except to the extent reinstated or unimpaired under the Plan, or for purposes of evidencing a right to distribution under the Plan or as otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing any Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and any options or warrants to purchase Equity Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that the Indentures shall continue in effect solely for the purposes of allowing the Indenture Trustees to make any distributions on account of holders of Claims in those classes pursuant to the Plan and to perform such other necessary administrative functions with respect thereto.  Any indentures, bonds, securities or instruments issued by parties that are not Debtors will not be cancelled.

G.                                    Exit Financing

The Debtors entered into that certain Super Priority Debtor in Possession and Exit Credit and Guarantee Agreement dated as of August 21, 2006, among Northwest Airlines as Borrower, NWA Corp, Northwest Airlines Holdings Corporation and NWA Inc., as Guarantors, and Citicorp USA Inc., as Administrative Agent, JP Morgan Chase Bank, N.A. as Syndication Agent, Deutsche

Bank Trust Company Americas, as Documentation Agent, Morgan Stanley Senior Funding Inc., as Co-Syndication Agent, Calyon New York Branch, as Co-Documentation Agent, U.S. Bank National Association, as Agent, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Runners for the Exit Facilities, Morgan Stanley Senior Funding Inc., as Co-Arranger and Calyon New York Branch, as Co-Arranger and the several lenders from time to time parties thereto (the “DIP Credit and Exit Facility Agreement”).  On August 8, 2006, the Bankruptcy Court approved the DIP Credit and Exit Facility Agreement.

On the Effective Date, the Reorganized Debtors shall convert the DIP Credit and Exit Facility Agreement into the Exit Facility.  The Exit Facility may be used for any purpose permitted by the Exit Facility, including the funding of obligations under the Plan, such as the payment of Administrative Expense Claims and the satisfaction of ongoing working capital requirements.

H.                                    Effect of Confirmation

1.                                      Discharge and Injunction

Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in complete satisfaction of and shall discharge and terminate all Equity Interests in NWA Corp and all existing debts and Claims, of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, on the Effective Date, all existing Equity Interests in NWA Corp. and Claims against the Debtors, including intercompany claims, shall be, and shall be deemed to be, satisfied, discharged and terminated, and all holders of Equity Interests in NWA Corp. and Claims against any of the Debtors shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Equity Interest in NWA Corp. or Claim against any of the Debtors based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest.  Notwithstanding any provision of the Plan to the contrary, any valid setoff or recoupment rights held against any of the Debtors, shall not be affected by the Plan and shall be expressly preserved in the Confirmation Order.

Upon the entry of the Confirmation Order with respect to the Plan, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

2.                                      Term of Injunction or Stays

Unless otherwise provided in the Plan, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any “Fifty Percent Shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interest held by such shareholder for any taxable year of such shareholder ending prior to the Effective Date.

3.                                      Exculpation

Pursuant to the Plan, none of the(a) the Debtors and the Reorganized Debtors, (b) the Creditors Committee, (c) any statutory committee, the members thereof appointed in the Chapter 11 Cases in their capacities as such, (d) the Rights Offering Sponsor, (e) the Ultimate Purchasers, (f) the Air Line Pilots Association, International and the Northwest Airlines Master Executive Council of the Air Line Pilots Association, International, (g) the International Association of Machinists and Aerospace Workers, District 143, (h) the Aircraft Technical Support Association, (i) the Northwest Airlines Meteorology Association, (j) the Transport Workers Union of America, (k) Aircraft Mechanics Fraternal Association, (l) any Indenture Trustee, (m) The Bank of New York, as successor trustee, with respect to the New York City Industrial Development Agency Special Facility Revenue Bonds (1997 Northwest Airlines, Inc. Project) and (n) trustees of employee benefit plans, and with respect to each of the above, their current or former members, officers, directors, committee members, employees, advisors, attorneys, accountants, actuaries, investment bankers, consultants, agents and other representatives, shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission (and in the case of any director, officer, agent or employee of any Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, any claims against such Persons) in connection with, or arising out of, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement or document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy, except for willful misconduct or gross negligence.

4.                                      Setoff and Recoupment

The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against the holder of such Claim.

I.                                         Information as to Assets and Liabilities of Registrant

Information as to Northwest’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period March 1, 2007 to March 31, 2007, which was filed with the Bankruptcy Court and as an exhibit to a Form 8-K filed with the Commission on May 1, 2007.

Item 8.01 Other Events.

On May 18, 2007, Northwest issued a press release announcing that the Bankruptcy Court entered an order confirming the Plan.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Debtors’ First Amended Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as confirmed)
99.2	Press Release dated May 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By: /s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated:  May 21, 2007